Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A, No. 2- 81151) of Morgan Stanley Mid Cap Growth Fund and to the incorporation by reference of our report, dated September 23, 2011 on Morgan Stanley Mid Cap Growth Fund included in the Annual Report to Shareholders for the fiscal year ended September 30, 2011.

Boston, Massachusetts

January 26, 2012